Approved by the Company's Board of Directors on December 12, 2018

TRUE LEAF MEDICINE INTERNATIONAL LTD.

(the "Company")

INCENTIVE STOCK OPTION PLAN

PART 1
INTERPRETATION

1.1 Definitions. In this Plan, the following words and phrases shall have the following meanings:

(a) "Affiliate" means a company that is a parent or subsidiary of the Company, or that is controlled by the same person as the Company;

(b) "Board" means the board of directors of the Company and includes any committee of directors appointed by the directors as contemplated by Section 3.1;

(c) "Change of Control" means the acquisition by any person or by any person and a Joint Actor, whether directly or indirectly, of voting securities of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such person and a Joint Actor, totals for the first time not less than 50% of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board;

(d) "Company" means True Leaf Medicine International Ltd.;

(e) "Consultant" means an individual or Consultant Company, other than an Employee, Director or Officer, that:

(i) is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Company or to an Affiliate, other than services provided in relation to a distribution of securities;

(ii) provides such services under a written contract between the Company or an Affiliate;

(iii) in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate; and

(iv) has a relationship with the Company or an Affiliate that enables the individual to be knowledgeable about the business and affairs of the Company;

(f) "Consultant Company" means for an individual Consultant, a company or partnership of which the individual is an employee, shareholder or partner;

(g) "CSE" means the Canadian Securities Exchange;

(h) "Director" means a director of the Company or a Subsidiary;

(i) "Eligible Person" means a bona fide Director, Officer, Employee or Consultant, or a corporation wholly owned by such Director, Officer, Employee or Consultant;

(j) "Employee" means:

(i) an individual who is considered an employee of the Company or a Subsidiary under the Income Tax Act (and for whom income tax, employment insurance and CPP deductions must be made at source);

(ii) an individual who works full-time for the Company or a Subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source; or

(iii) an individual who works for the Company or a Subsidiary on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions need not be made at source;

(k) "Exchange" means the CSE or any other stock exchange on which the Shares are listed for trading;

(l) "Exchange Policies" means the policies, bylaws, rules and regulations of the Exchange governing the granting of options by the Company, as amended from time to time;

(m) "Expiry Date" means a date not later than five (5) years from the date of grant of an option;

(n) "Income Tax Act" means the Income Tax Act (Canada), as amended from time to time;

(o) "Insider" has the meaning ascribed thereto in the Securities Act;

(p) "Investor Relations Activities" means any activities, by or on behalf of the Company or a shareholder of the Company, that promote or reasonably could be expected to promote the purchase or sale of securities of the Company, but does not include:

(i) the dissemination of information provided, or records prepared, in the ordinary course of business of the Company

(A) to promote the sale of products or services of the Company, or

(B) to raise public awareness of the Company, that cannot reasonably be considered to promote the purchase or sale of securities of the Company;

(ii) activities or communications necessary to comply with the requirements of

(A) applicable Securities Laws,

(B) the Exchange, or

(C) the bylaws, rules or other regulatory instruments of any self-regulatory body or exchange having jurisdiction over the Company;

(iii) communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if

(A) the communication is only through such newspaper, magazine or publication, and

(B) the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

(iv) activities or communications that may be otherwise specified by the Exchange;

(q) "Joint Actor" means a person acting jointly or in concert with another person;

(r) "Optionee" means the recipient of an option under this Plan;

(s) "Officer" means any senior officer of the Company or a Subsidiary;

(t) "Plan" means this incentive stock option plan, as amended from time to time;

(u) "Securities Act" means the Securities Act (British Columbia), as amended from time to time;

(v) "Securities Laws" means the acts, policies, bylaws, rules and regulations of the securities commissions governing the granting of options by the Company, as amended from time to time;

(w) "Shares" means the common shares of the Company without par value; and

(x) "Subsidiary" has the meaning ascribed thereto in the Securities Act.

1.2 Governing Law. The validity and construction of this Plan shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

1.3 Gender. Throughout this Plan, whenever the singular or masculine or neuter is used, the same shall be construed as meaning the plural or feminine or body politic or corporate, and vice-versa as the context or reference may require.

PART 2
PURPOSE

2.1 Purpose. The purpose of this Plan is to attract and retain Directors, Officers, Employees and Consultants and to motivate them to advance the interests of the Company by affording them with the opportunity to acquire an equity interest in the Company through options granted under this Plan to purchase Shares.

PART 3
GRANTING OF OPTIONS

3.1 Administration. This Plan shall be administered by the Board or, if the Board so elects, by a committee (which may consist of only one person) appointed by the Board from its members.

3.2 Committee's Recommendations. The Board may accept all or any part of any recommendations of any committee appointed under Section 3.1 or may refer all or any part thereof back to such committee for further consideration and recommendation.

3.3 Board Authority. Subject to the limitations of this Plan, the Board shall have the authority to:

(a) grant options to purchase Shares to Eligible Persons;

(b) determine the terms, limitations, restrictions and conditions respecting such grants;

(c) interpret this Plan and adopt, amend and rescind such administrative guidelines and other rules and regulations relating to this Plan as it shall from time to time deem advisable; and

(d) make all other determinations and take all other actions in connection with the implementation and administration of this Plan including, without limitation, for the purpose of ensuring compliance with Section as it may deem necessary or advisable.

3.4 Grant of Option. A resolution of the Board shall specify the number of Shares that shall be placed under option to each Eligible Person; the exercise price to be paid for such Shares upon the exercise of such option; any applicable hold period; and the period, including any applicable vesting periods required by Exchange Policies or by the Board, during which such option may be exercised.

3.5 Written Agreement. Every option granted under this Plan shall be evidenced by a written agreement between the Company and the Optionee substantially in the form attached hereto as Schedule "A", containing such terms and conditions as are required by Exchange Policies and applicable Securities Laws, and, where not expressly set out in the agreement, the provisions of such agreement shall conform to and be governed by this Plan. In the event of any inconsistency between the terms of the agreement and this Plan, the terms of this Plan shall govern.

3.6 Withholding Taxes. If the Company is required under the Income Tax Act or any other applicable law to make source deductions in respect of Employee stock option benefits and to remit to the applicable governmental authority an amount on account of tax on the value of the taxable benefit associated with the issuance of any Shares upon the exercise of options, then any Optionee who is deemed an Employee shall:

(a) pay to the Company, in addition to the exercise price for such options, the amount necessary to satisfy the required tax remittance as is reasonably determined by the Company;

(b) authorize the Company, on behalf of the Optionee, to sell in the market on such terms and at such time or times as the Company determines a portion of the Shares issued upon the exercise of such options to realize proceeds to be used to satisfy the required tax remittance; or,

(c) make other arrangements acceptable to the Company to satisfy the required tax remittance.

PART 4
RESERVE OF SHARES

4.1 Sufficient Authorized Shares to be Reserved. A sufficient number of Shares shall be reserved by the Board to permit the exercise of any options granted under this Plan. Shares that were the subject of any option that has lapsed or terminated shall thereupon no longer be in reserve and may once again be subject to an option granted under this Plan.

4.2 Maximum Number of Shares Reserved. Unless authorized by the shareholders of the Company, this Plan, together with all of the Company's other previously established or proposed stock options, stock option plans, employee stock purchase plans or any other compensation or incentive mechanisms involving the issuance or potential issuance of Shares, shall not result, at any time, in the number of Shares reserved for issuance pursuant to options exceeding ten percent (10%) of the issued and outstanding Shares as at the date of grant of any option under this Plan.

4.3 Limits with Respect to Individuals. The aggregate number of Shares subject to an option that may be granted to any one individual in any 12 month period under this Plan shall not exceed 5% of the issued and outstanding Shares determined at the time of such grant.

4.4 Limits with Respect to Consultants. The aggregate number of Shares subject to an option that may be granted to any one Consultant in any 12 month period under this Plan shall not exceed 4% of the issued and outstanding Shares determined at the time of such grant. 4.5 Limits with Respect to Investor Relations Activities. The aggregate number of Shares subject to an option that may be granted to any one person conducting Investor Relations Activities in any 12 month period under this Plan shall not exceed 1% of the issued and outstanding Shares determined at the time of such grant.

PART 5
CONDITIONS GOVERNING THE GRANTING AND EXERCISING OF OPTIONS

5.1 Exercise Price. Subject to a minimum price of $0.10 per Share and Section 5.2, the exercise price of an option may not be less than the closing market price of the Shares on the trading day immediately preceding the date of grant of the option, less any applicable discount allowed by the Exchange.

5.2 Exercise Price if Distribution. If any options are granted within 90 days of a public distribution by prospectus, then the minimum exercise price shall be the greater of that specified in Section 5.1 and the price per share paid by the investors for Shares acquired under the public distribution. The 90 day period shall commence on the date the Company is issued a final receipt for the prospectus.

5.3 Expiry Date. Each option shall, unless sooner terminated, expire on a date to be determined by the Board which shall not be later than the Expiry Date.

5.4 Different Exercise Periods, Prices and Number. The Board may, in its absolute discretion, upon granting an option under this Plan and subject to the provisions of Section 5.3, specify a particular time period or periods following the date of granting such option during which the

Optionee may exercise the option and may designate the exercise price and the number of Shares in respect of which such Optionee may exercise the option during each such time period.

5.5 Termination of Employment/Engagement. If a Director, Officer, Employee or Consultant ceases to be so engaged by the Company as a result of termination without cause and other than death, such Director, Officer, Employee or Consultant shall have the right to exercise any vested option granted to him under this Plan and not exercised prior to such termination within a period of 90 days after the date of termination, or such shorter period as may be set out in the Optionee's written agreement. If a Director, Officer, Employee or Consultant ceases to be so engaged by the Company as a result of termination with cause and other than death, any vested or unvested options granted to such person under this Plan will be immediately cancelled by the Company on the date of such termination with cause.

5.6 Termination of Investor Relations Activities. If an Optionee who is engaged in Investor Relations Activities ceases to be so engaged by the Company, such Optionee shall have the right to exercise any vested option granted to the Optionee under this Plan and not exercised prior to such termination within a period of 30 days after the date of termination, or such shorter period as may be set out in the Optionee's written agreement.

5.7 Death of Optionee. If an Optionee dies prior to the expiry of an option, his heirs or administrators may within 12 months from the date of the Optionee's death exercise that portion of an option granted to the Optionee under this Plan which remains vested and outstanding.

5.8 Assignment. No option granted under this Plan or any right thereunder or in respect thereof shall be transferable or assignable except for:

(a) as provided for in Section 5.7; or

(b) an assignment of options by an Optionee to a corporation wholly owned and controlled by such Optionee.

5.9 Notice. Options shall be exercised only in accordance with the terms and conditions of the written agreements under which they are granted and shall be exercisable only by notice in writing to the Company substantially in the form attached hereto as Schedule "B".

5.10 Payment. Options may be exercised in whole or in part at any time prior to their lapse or termination. Shares purchased by an Optionee upon the exercise of an option shall be paid for in full in cash at the time of their purchase.

PART 6
CHANGES IN OPTIONS

6.1 Share Consolidation or Subdivision. In the event that the Shares are at any time subdivided or consolidated, the number of Shares reserved for option and the price payable for any Shares that are then subject to option shall be adjusted accordingly.

6.2 Stock Dividend. In the event that the Shares are at any time changed as a result of the declaration of a stock dividend thereon, the number of Shares reserved for option and the price payable for any Shares that are then subject to option may be adjusted by the Board to such extent as it deems proper in its absolute discretion.

6.3 Effect of a Take-Over Bid. If a bona fide offer to purchase Shares (an "Offer") is made to an Optionee or to shareholders of the Company generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, within the meaning of Section 1(1) of the Securities Act, the Company shall, upon receipt of notice of the Offer, notify each Optionee of full particulars of the Offer, whereupon all Shares subject to option (the "Option Shares") shall become vested and such option may be exercised in whole or in part by such Optionee so as to permit the Optionee to tender the Option Shares received upon such exercise pursuant to the Offer. However, if:

(a) the Offer is not completed within the time specified therein including any extensions thereof; or

(b) all of the Option Shares tendered by the Optionee pursuant to the Offer are not taken up or paid for by the offeror in respect thereof, then the Option Shares received upon such exercise, or in the case of clause (b) above, the Option Shares that are not taken up and paid for, may be returned by the Optionee to the Company and reinstated as authorized but unissued Shares and with respect to such returned Option Shares, the option shall be reinstated as if it had not been exercised and the terms upon which such Option Shares were to become vested pursuant to Section 3.4 shall be reinstated. If any Option Shares are returned to the Company under this Section 6.3, the Company shall immediately refund the exercise price to the Optionee for such Option Shares.

6.4 Acceleration of Expiry Date. If, at any time when an option granted under this Plan remains unexercised with respect to any unissued Option Shares, an Offer is made by an offeror, the Board may, upon notifying each Optionee of full particulars of the Offer, declare all Option Shares issuable upon the exercise of options granted under this Plan vested, and declare that the Expiry Date for the exercise of all unexercised options granted under this Plan is accelerated so that all options shall either be exercised or shall expire prior to the date upon which Shares must be tendered pursuant to the Offer.

6.5 Effect of a Change of Control. If a Change of Control occurs, all outstanding options shall become vested, whereupon such options may be exercised in whole or in part by the applicable Optionee.

6.6 Approval and Cancellation. In the event that approval from the CSE or other stock exchange, as applicable, is not received for the grant of any options hereunder, each Optionee agrees that the Company may immediately cancel any or all such options that remain outstanding. If the Company cancels any of such options pursuant to this Section 6.6, then no compensation shall be owed by the Company to the applicable Optionee.

PART 7
SECURITIES LAWS AND EXCHANGE POLICIES

7.1 Securities Laws and Exchange Policies Apply. This Plan and the granting and exercise of any options hereunder are also subject to such other terms and conditions as are set out from time to time in applicable Securities Laws and Exchange Policies and such terms and conditions shall be deemed to be incorporated into and become a part of this Plan. In the event of an inconsistency between such terms and conditions and this Plan, such terms and conditions shall govern. In the event that the Shares are listed on a new stock exchange, in addition to the terms and conditions set out from time to time in applicable Securities Laws, the granting or cancellation of options shall be governed by the terms and conditions set out from time to time in the policies, bylaws, rules and regulations of the new stock exchange and unless inconsistent with the terms of this Plan, the Company shall be able to grant or cancel options pursuant to the policies, bylaws, rules and regulations of such new stock exchange without requiring shareholder approval.

PART 8
AMENDMENT

8.1 Board May Amend. The Board may, by resolution, amend or terminate this Plan, but no such amendment or termination shall, except with the written consent of the Optionees concerned, affect the terms and conditions of options previously granted under this Plan which have not then lapsed, terminated or been exercised.

8.2 Exchange Approval. Any amendment to this Plan or options granted pursuant to this Plan shall not become effective until such Exchange and shareholder approval as is required by Exchange Policies and applicable Securities Laws has been received.

8.3 Amendment to Insider's Options. Any amendment to options held by Insiders which results in a reduction in the exercise price of the options at the time of the amendment shall be conditional upon obtaining disinterested shareholder approval for that amendment.

PART 9
EFFECT OF PLAN ON OTHER COMPENSATION OPTIONS

9.1 Other Options Not Affected. This Plan is in addition to any other existing stock options granted prior to and outstanding as at the date of this Plan and shall not in any way affect the policies or decisions of the Board in relation to the remuneration of Directors, Officers, Employees and Consultants.

PART 10
OPTIONEE'S RIGHTS AS A SHAREHOLDER

10.1 No Rights Until Option Exercised. An Optionee shall be entitled to the rights pertaining to share ownership, such as to dividends, only with respect to Shares that have been fully paid for and issued to the Optionee upon the exercise of an option.

PART 11
EFFECTIVE DATE OF PLAN

11.1 Effective Date. This Plan shall become effective upon its approval by the Board.

SCHEDULE "A"
TRUE LEAF MEDICINE INTERNATIONAL LTD.
INCENTIVE STOCK OPTION AGREEMENT

True Leaf Medicine International Ltd. (the "Company") hereby grants the undersigned (the "Optionee") incentive stock options to purchase common shares (the "Shares") of the Company (the "Options") in accordance with the Company's stock option plan, as amended from time to time (the "Plan"), and the parties agree as follows:

I.     The grant of Options is subject to (a) the Plan; (b) the regulations and provisions of the British Columbia Securities Commission, the Ontario Securities Commission and any other applicable provincial securities commission; and (c) the approval of the Canadian Securities Exchange or other stock exchange, as applicable;

II.     Terms of Options:

Name of Optionee:	____________________________________________________
Telephone Number:	____________________________________________________
Email Address:	____________________________________________________
Number of Options:	____________________________________________________
Exercise Price:	____________________________________________________
Date of Grant:	____________________________________________________
Expiry Date:	____________________________________________________
____________________________________________________

Vesting Schedule

Period	% of Shares Vested

III. General Terms:

A. Position of Optionee with the Company or Affiliate (check all boxes that apply):

Director	Officer	Employee	Consultant

 B. This Agreement may be executed in counterparts and delivered by electronic transmission. The Company and Optionee have caused this Agreement to be executed as of the Date of Grant set out above.

TRUE LEAF MEDICINE INTERNATIONAL LTD

Per:
____________________________________________________	____________________________________________________
Authorized Signatory	OPTIONEE

SCHEDULE "B"
TRUE LEAF MEDICINE INTERNATIONAL LTD.
EXERCISE NOTICE

The undersigned hereby subscribes for __________ common shares of True Leaf Medicine International Ltd. (the "Company") at a price of _____ per share for a total amount of $_____________ (the "Exercise Price") pursuant to the provisions of the Incentive Stock Option Agreement entered into between the undersigned and the Company dated _________________, 20____.

____________________________________________________
Date

____________________________________________________
Signature

____________________________________________________
Name

____________________________________________________
Address

____________________________________________________
Telephone Number

____________________________________________________
Email Address